UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 5, 2022, the Board of Directors of SunOpta Inc. (the "Company") granted to Joseph C. Ennen, the Company's Chief Executive Officer, an option to purchase 1,017,036 shares of the Company's common stock and a performance share unit award for 534,758 shares of the Company's common stock, each under the Company's Amended 2013 Stock Incentive Plan. Except as described in the following paragraph, these awards were made pursuant to a Stock Option Award Agreement and a Performance Share Unit Award Agreement substantially consistent with the forms of award agreements that have been disclosed previously, with the following differences in the event Mr. Ennen retires after five years of service to the Company and attaining age 55 (a "Qualifying Retirement").  In the case of the options, in the event of a Qualifying Retirement, any unvested options that would otherwise vest during the 12-month period following termination will immediately vest upon termination of employment.  In the case of the performance share units, if a Qualifying Retirement occurs on or after the one-year anniversary of the grant date, then at the end of the performance period a number of performance units will vest equal to the number that would have vested had Mr. Ennen remained employed until the vesting date, multiplied by a fraction, the numerator of which is the number of days he was employed from the grant date to and including the date of termination and the denominator of which is 1,096, rounded down to the nearest whole share.

Mr. Ennen's Performance Share Unit Award Agreement and the Performance Share Unit Award Agreements for awards made to the other named executive officers on May 5, 2022 also provide that the awards may be settled in whole or in part in cash in lieu of shares at the discretion of the Board of Directors.

The foregoing summaries of Mr. Ennen's Stock Option Award Agreement and Performance Share Unit Award Agreement are qualified in their entirety by the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement, dated May 5, 2022, between the Company and Joseph Ennen
10.2	Form of Performance Share Unit Award Agreement, dated May 5, between the Company and Joseph Ennen
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	May 9, 2022